Consent of Independent Registered Public Accounting Firm

The Board of Directors
Calvert Social Index Series, Inc.:

We consent to the use of our report, incorporated herein by reference, dated November 24, 2010, with respect to the financial statements of the Calvert Social Index Fund, a series of the Calvert Social Index Series, Inc., as of September 30, 2010, and to the references to our firm under the heading "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Custodians" in the Statement of Additional Information.

Philadelphia, Pennsylvania
January 27, 2011